ADDENDUM AND CERTIFICATE OF ADJUSTMENT TO WARRANT

This ADDENDUM AND CERTIFICATE OF ADJUSTMENT TO WARRANT is hereby issued by Health Benefits Direct Corporation, a Delaware corporation (the “Company”), as of September 30, 2010.  Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Warrant (as defined below).

WHEREAS, the Company issued that certain Warrant to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), dated January 19, 2009, to The Co-Investment II, L.P. (the “Warrant”); and

WHEREAS, on September 30, 2010, the Company issued to certain investors new warrants to purchase shares of the Company’s Common Stock at an exercise price of $0.15 per share (the “New Warrants”); and

WHEREAS, Board of Directors of the Company approved the amendment of the expiration date of certain anti-dilution provisions of the Warrant, as set forth in Section 9(c) of the Warrants as “two years after the Common Stock Authorization Date”, such that said anti-dilution provisions would expire consistent with the expiration of similar anti-dilution provisions of the New Warrants; and

WHEREAS, in accordance with Section 9(f) of the Warrant, the Company is required to provide a certificate of adjustment in favor of the Warrant holder (the “Holder”).

NOW, THEREFORE, the Company hereby certifies:

1.           On September 30, 2010, the New Warrants became exercisable for shares of the Company’s Common Stock at an exercise price of $0.15 per share.

2.           In accordance with the terms and conditions of the Warrant, the Exercise Price of the 20,000,000 shares of common stock the Holder is entitled to subscribe for under the terms and conditions of the Warrant is hereby reduced to $0.15 per share.

3.           The total number of shares of Common Stock issuable to the Holder upon the exercise of the Warrants, following the adjustment set forth in Section 2 above, is 26,666,666.667.

4.           The phrase “prior to the date that is two years after the Common Stock Authorization Date” in Section 9(c) of the Warrant is replaced with the phrase “prior to September 30, 2012”.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the date hereof.

HEALTH BENEFITS DIRECT CORPORATION

By:
Name:	Anthony R. Verdi
Title:	Chief Financial Officer
and Chief Operating Officer